Exhibit (a)(4)

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF TRUST

OF

FIDELITY INSTITUTIONAL TAX-EXEMPT CASH PORTFOLIOS

This Certificate of Amendment to Certificate of Trust is being executed as of July 17, 2002 for the purpose of amending the Certificate of Trust filed with the Secretary of State of the State of Delaware on July 9, 1991 pursuant to the Delaware Business Trust Act, 12 Del. C. § § 3801 et seq. (the "Act").

The undersigned hereby certifies as follows:

1. The name of the business trust is Fidelity Institutional Tax-Exempt Cash Portfolios (the "Trust").

2. The amendments to the Certificate of Trust of the Trust set forth below have been duly authorized by the Board of Trustees of the Business Trust.

Article 1 of the Certificate of Trust of the Trust is hereby amended and restated in its entirety to read as follows:

"1. The name of the trust is:

Fidelity Boylston Street Trust."

Article 4 of the Certificate of Trust of the Trust is hereby amended and restated in its entirety to read as follows:

"4. Notice is hereby given that pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series."

3. This Certificate of Amendment to the Certificate of Trust of the Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as of the day and year first above written.

\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	TRUSTEE:

	By:	/s/William O. McCoy
	Name:	William O. McCoy